UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2012

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 19, 2012, Whiting Petroleum Corporation (the “Company”) and its subsidiary Whiting Oil and Gas Corporation entered into the Third Amendment (“Amendment”) to Fifth Amended and Restated Credit Agreement with the lenders party thereto (the “Credit Agreement”). The Amendment amends the Credit Agreement to increase the aggregate commitments of the lenders from $1.5 billion to $2.0 billion. The Amendment also amends the Credit Agreement to increase the borrowing base from $1.5 billion to $2.5 billion. Additionally, the Company may increase the maximum aggregate amount of commitments under the Credit Agreement from $2.0 billion to up to $2.5 billion if certain conditions are satisfied, including the Company obtaining the consent of the lenders participating in the increase. The borrowing base under the Credit Agreement is determined at the discretion of the lenders, based on the collateral value of the proved reserves that have been mortgaged to the lenders, and is subject to regular redeterminations on May 1 and November 1 of each year, with the next scheduled redetermination date being May 1, 2013, as well as special redeterminations as provided in the Credit Agreement, in each case which may reduce the amount of the borrowing base.

The Amendment did not otherwise materially modify the terms of the Credit Agreement, a description of which is available in the Company’s Form 8-K dated October 15, 2010, as amended by the description of the Credit Agreement in the Company’s Form 10-Q for the quarter ended March 31, 2011 and further amended by the description of the Credit Agreement in the Company’s Form 8-K dated October 12, 2011.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 4 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

(4)	Third Amendment to Fifth Amended and Restated Credit Agreement, dated as of October 19, 2012, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: October 22, 2012	By:	/s/ James J. Volker
James J. Volker
Chairman and Chief Executive Officer

WHITING PETROLEUM CORPORATION

FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description

(4)	Third Amendment to Fifth Amended and Restated Credit Agreement, dated as of October 19, 2012, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.